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                                                                Exhibit (23)(ii)

                   Consent of Independent Public Accountants


We consent to incorporation by reference in the Registration Statement on Form S-8 of Scotland Bancorp, Inc. of our report dated October 22, 1996 relating to the consolidated statements of financial condition of Scotland Bancorp, Inc. as of September 30, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, which report was incorporated by reference in the September 30, 1996 Form 10-KSB of Scotland Bancorp, Inc.

                                         McGLADREY & PULLEN, LLP

May 7, 1997
Raleigh, North Carolina